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                                                                    EXHIVIT 23.5

            [LETTERHEAD OF ROBERT W. BAIRD & COMPANY INCORPORATED]

September 6, 1996



        We hereby consent to the use of our name and to the description of our opinion letter, dated April 9, 1996, under the caption "Opinions of Mutual Bancompany's Financial Advisor" in, and to the inclusion of such opinion letter as an appendix to the Proxy Statement/Prospectus of Mutual Bancompany and Roosevelt Financial Group, Inc. which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Roosevelt Financial Group, Inc., File No. 333-5079. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required, under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Robert W. Baird & Company Incorporated


                                    By: /s/ David W. Giesen
                                       ------------------------
                                        David W. Giesen
                                        Vice President